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EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-85417) of FinishMaster, Inc. of our report dated February 19, 2003 relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.




PricewaterhouseCoopers LLP
Indianapolis, Indiana
March 25, 2003